FEDERATED MDT SERIES
INVESTMENT ADVISORY CONTRACT


	This Contract is made this 31st day of
July, 2006, between Federated MDTA LLC, a Massachusetts limited liability company having its principal place of business in Cambridge, Massachusetts (the "Adviser"), and Federated MDT Series, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

	WHEREAS the Trust is an open-end management investment company as that term is defined in the
Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange
Commission; and

	WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

	1.	The Trust hereby appoints Adviser
as Investment Adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

	2.	Adviser, in its supervision of the
 investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and
By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

	3.	Each Fund shall pay or cause to be
paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses
 (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

	4.	Each of the Funds shall pay to
 Adviser, for all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

	5.	The net asset value of each Fund'
s Shares as used herein will be calculated to the
 nearest 1/10th of
one cent.

	6.	The Adviser may from time to time
and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

	7.	This Contract shall begin for each
Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of t his Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60)
 days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this
 Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

	8.	Notwithstanding any provision in this
 Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

	9.	This Contract may not be assigned by
Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

	10.	In the absence of willful misfeasance,
 bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of
the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

	11.	This Contract may be amended at
 any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

	12.	The Adviser acknowledges that
 all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The
Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise
 Adviser of any deficiencies
contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

	13.	Adviser is hereby expressly
 put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other
Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

	14.	The Trust and the Funds are
 hereby expressly put on notice of the
limitation of liability as set forth
in the Declaration of Trust of the Adviser
 and agree that the obligations assumed by the Adviser pursuant to this
Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the
Investment Company Act of 1940, as amended, the Trust and the Funds shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.

	15.	Adviser agrees to maintain the
security and confidentiality of nonpublic personal information
(NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

       16.	The parties hereto acknowledge
 that Federated Investors, Inc., has reserved the right to grant the non-exclusive use of the name "Federated MDT
 Series" or any derivative thereof to any other investment company, investment company portfolio, investment adviser
, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name "Federated MDT Series".  The name "Federated MDT
Series" will continue to be used by the Trust and
 each Fund so long as such use is mutually agreeable to Federated
Investors, Inc. and the Trust.

	17.	This Contract shall be construed in
accordance with and governed by the laws of the Commonwealth of Pennsylvania.

	18.	This Contract will become binding
on the parties hereto upon their execution of the attached exhibits to this Contract.



EXHIBIT A
to the
Investment Advisory Contract

Federated MDT All Cap Core Fund

	For all services rendered by Adviser hereunder
, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

	The portion of the fee based upon the
average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 31st day of July, 2006.



Federated MDT Series




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



Federated MDTA LLC



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO


EXHIBIT B
to the
Investment Advisory Contract

Federated MDT Tax Aware/All Cap Core Fund

	For all services rendered by Adviser hereunder, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.90% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.90 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 31st day of July, 2006.



Federated MDT Series




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



Federated MDTA LLC



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO


EXHIBIT C
to the
Investment Advisory Contract

Federated MDT Large Cap Growth Fund

	For all services rendered by Adviser hereunder, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 31st day of July, 2006.



Federated MDT Series




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



Federated MDTA LLC



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO


EXHIBIT D
to the
Investment Advisory Contract

Federated MDT Mid Cap Growth Fund

	For all services rendered by Adviser hereunder
, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.90% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.90 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 31st day of July, 2006.



Federated MDT Series




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



Federated MDTA LLC



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO


EXHIBIT E
to the
Investment Advisory Contract

Federated MDT Small Cap Core Fund

	For all services rendered by Adviser
hereunder, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.15% of the average daily net assets of the Fund.

	The portion of the fee based upon the
average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.15 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be
paid to Adviser daily.

	Witness the due execution hereof this
31st day of July, 2006.



Federated MDT Series




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



Federated MDTA LLC



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO


EXHIBIT F
to the
Investment Advisory Contract

Federated MDT Small Cap Growth Fund

	For all services rendered by Adviser hereunder, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full
 compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.15% of the average daily net assets of the Fund.


	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.15 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 31st day of July, 2006.



Federated MDT Series




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



Federated MDTA LLC



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO


EXHIBIT G
to the
Investment Advisory Contract

Federated MDT Small Cap Value Fund

	For all services rendered by Adviser
hereunder, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.15% of the average daily net assets of the Fund.

	The portion of the fee based upon the
 average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.15 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this
 31st day of July, 2006.



Federated MDT Series




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



Federated MDTA LLC



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO


EXHIBIT H
to the
Investment Advisory Contract

Federated MDT Balanced Fund

	For all services rendered by Adviser
 hereunder, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

	The portion of the fee based upon the
 average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be
 paid to Adviser daily.

	Witness the due execution hereof this
 31st day of July, 2006.



Federated MDT Series